Exhibit 99-B.8.82

[American Funds letterhead]

American Funds Distributors, Inc.

333 South Hope Street

Los Angeles, California 90071

Telephone 800/421-5475, ext. 59

Omnibus addendum to the

Selling group agreement

(for retirement plan share classes (R shares) only)

Ladies and Gentlemen:

This Omnibus Addendum (Addendum) to the Selling Group Agreement dated June 30, 2000 (Agreement) into which we previously entered is made by and between ING Financial Advisers, LLC (formerly known as Aetna Investment Services, Inc.) and American Funds Distributors, Inc. as of the date indicated below. This Addendum constitutes the agreement between you and us in respect of your holding retirement plan (Plan) accounts in an omnibus account on the books of the Funds. All terms of the Agreement and of addenda to the Agreement dated on or prior to the date of this Addendum continue in full force and effect. If any provision of the Agreement or any addenda to the Agreement is inconsistent with this Addendum, this Addendum shall supersede such other provisions.

Requirements to Maintain Retirement Plan Omnibus Accounts

a.

In order for you to hold Plan accounts in an omnibus account on the books of the Funds, you agree to provide us with the following information, current as of the end of each calendar month, and in a manner and format satisfactory to us and in a file layout conforming to the attached Exhibit A, which may be modified by us from time to time, for each Plan account in the omnibus account within fifteen (15) calendar days following the end of such month:

1.	Plan’s name
2.	Selling representative’s name
3.	Selling representative’s number (i.e., Financial Adviser’s ID)
4.	Selling representative’s street address, city, state and zip code
5.	Selling representative’s branch number (i.e., Financial Adviser’s Office Code)
6.	Name of the firm assigned to the Plan’s account
7.	The American Funds-designated number identifying the firm assigned to the Plan’s account
8.	For each share class of a Fund held by the Plan-
(i)	the share class’ CUSIP number
(ii)

the dollar amount of investments to the Fund during the month (Include investments from mapped takeover assets, participant contributions and employer contributions. Do not include participant-initiated transactions that result in (A) asset movement between the Fund and other American Funds or (B) investments to the Fund from other mutual fund families.)

(iii)

the dollar amount of redemptions from the Fund during the month (Include redemptions or distributions due to a participant’s separation of service or the removal of the Fund as an investment option within the Plan. Do not include participant-initiated transactions that result in (A) asset movement between the Fund and other American Funds or (B) asset movement from the Fund to other mutual fund families.)

Please note that if you are an institution that conducts retirement plan business through only one branch and has no representative (such as a bank), then you are required to provide only the information listed in items 1, 6, 7 & 8 above.

b.	if we find a significant discrepancy between the information contained in files you send us and the information contained in our own records, you agree to cooperate with us to resolve the discrepancy.
c.	If you provide third parties with trading or clearing services, you may not give such third parties access to the Funds without our written consent.

Should you hold Plan accounts in an omnibus account, failure to comply with the requirements set forth above will constitute a breech of the Agreement, thereby giving us the right to terminate the Agreement.

*	*	*	*	*	*

Execute this Addendum in duplicate and return one of the duplicate originals to us for our file. This Addendum (i) may be amended by notification from us and orders received following such notification shall be deemed to be an acceptance of any such amendment and (ii) shall be construed in accordance with the laws of the State of California.

Very truly yours,

American Funds Distributors, Inc.

By /s/ Kevin G. Clifford

Kevin G. Clifford
President

Accepted

ING Financial Advisers, Inc.

Firm

By /s/ Christina Lareau

Officer or Partner

Christina Lareau

Print Name

Vice President

Print Title

Address: 151 Farmington Avenue

Hartford, CT 06156

Date: February 6, 2004

Effective Date: January 1, 2003

EXHIBIT A – RP OMNIBUS FILE REQUIREMENT – R SHARES ONLY

Not for Use with RIA Business

Header Record: This is the first record in the file.

	Field Name	Format	Length	Required?	ING SPEC
1.	‘H’ (Header Record Identifier)	Alpha	1	Y	‘H’ – hard code
2.	Dealer Number (Format: right justified, zero filled)	Numeric	7	Y	?
3.	Sales Month Date (Format: YYYYMM)	Numeric	6	Y	System generated

Detail Record – Settled trades only

	Field Name	Format	Length	Required?	ING SPEC
4.	‘D’ (Detail Record Identifier)	Alpha	1	Y	‘D’ – hard code
5.	Unique Record ID (Unique identifier for each detail record; sequence number) (Format: right justified, zero filled)	Alphanumeric	9	Y	System generated
6.	Omnibus Account Number (from daily trades) (Format: right justified, zero filled)	Numeric	11	Y	Omnibus_Acct_Number From Syb3d3: Dmfpp001: Fund_Separate_Account
7	Fund Cusip Number (Format: right justified, zero filled)	Alphanumeric	9	Y	Cusip from Syb3d3: Dmfpp001: Fund_class
8	Financial Institution’s Name (Firm the Rep works for) (Format: left justified, zero filled)	Alphanumeric	70	Y	Bdname from PAIS SAS data set
9	Financial Institution’s Number (Format: right justified, zero filled)	Numeric	7	Y	‘0001215’ – hard code
10	Financial Adviser’s Office Number (Format: left justified, followed by spaces)	Alphanumeric	9	Y	Current writing Agency Code from DSS
11	Financial Adviser’s ID (Format: left justified, followed by spaces, i.e. ‘123-456 ‘	Alphanumeric	9	Y	Current writing Agency-Agent Code from DSS
12	Investment Amount Investments from mapped takeover assets, participant contributions and employer contributions. Do not include participant-initiated transactions that result in (A) asset movement between the Fund and other American Funds or (B) investments to the Fund from other fund families. (Format note: Enter as a positive number, right justified, zero filled, implied 2 decimal positions. For example: 000000123456789 if the amount is $1,234,567.89 Reversals/corrections that go into this bucket should be negative amounts)	Numeric	13.2	Y	Deposits into AF Including Transfer Credit from EMIS Cash Flow

13	Non-Commissionable Investment Amount Include loan repayments. Do not include participant-initiated transactions that result in (A) asset movement between the Fund and other American Funds or (B) investments to the Fund from other fund families. (See format note on Investment Amount. Reversals/corrections that go into this bucket should be negative amounts)	Numeric	13.2		Loan Repayments into AF from EMIS Cash Flow
14	Exchange Purchase Amount – New Money Exchange purchases that result in investments to the Fund from other mutual fund families. (See format note on Investment Amount. Reversals/corrections that go into this bucket should be negative amounts)	Numeric	13.2		Inter-fund Exchange-In to AF from non-AF from EMIS Cash Flow
15	Exchange Purchase Amount – Old Money Exchange purchases that result in asset movement between the Fund and other American Funds. (See format note on Investment Amount. Reversals/corrections that go into this bucket should be negative amounts)	Numeric	13.2		Inter-fund Exchange-In to AF from AF from EMIS Cash Flow
16	Redemption Amount Redemptions or distributions due to a participant’s separation of service. Include loan withdrawals. Do not include participant-initiated transactions that result in (A) asset movement between the Fund and other American Funds or (B) asset movement from the Fund to other mutual fund families. (See format note on Investment Amount.)	Numeric	13.2	Y	Surrender, Maintenance Fee, Loan Disbursement, Annuitization, Product Exchanges, System Migrations out of AF from EMIS Cash Flow
17	Exchange Redemption Amount – Out of AF Exchange redemptions that result in asset movement from the Fund to other mutual fund families. (See format note on Investment Amount.)	Numeric	13.2		Inter-fund Exchange – Out of AF into non-AF from EMIS Cash Flow
18	Exchange Redemption Amount – Within AF Exchange redemptions that result in asset movement between the Fund and other American Funds. (See format note on Investment Amount.)	Numeric	13.2		Inter-fund Exchange – Out of AF into non-AF from EMIS Cash Flow
19	Line of Business Code* (Format: right justified, zero filled)	Alpha	4		IRS Code from Case Profile translated to ‘0056’,’0078’,’0081’
20	Plan Name	Alphanumeric	70		Plan Sponsor Name from Case Profile
21	Financial Adviser’s First Name	Alpha	15		Frstname from PAIS SAS data set
22	Financial Adviser’s Middle Initial	Alpha	1		Midname from PAIS SAS data set
23	Financial Adviser’s Last Name	Alpha	20		Lastname from PAIS SAS data set
24	Financial Adviser’s Suffix Sr.,Jr.,III,etc.	Alpha	20		Suffix from PAIS SAS data set
25	Financial Adviser’s Street Address 1 (Items 25-29 are the Address, City, State and Zip where the Rep works.)	Alphanumeric	35		Busline1 from PAIS SAS data set
26	Financial Adviser’s Street Address 2	Alphanumeric	35		Busline2 from PAIS SAS data set
27	Financial Adviser’s City	Alpha	35		Busline3 from PAIS SAS data set
28	Financial Adviser’s State	Alpha	2		Bustate from PAIS SAS data set
29	Financial Adviser’s Zip	Alphanumeric	10		Buszip from PAIS SAS data set

30	Month-end Assets (See format note on Investment Amount.)	Numeric	15.2	Phase 2 Request
31	Month-end Share Balance	Numeric	11.4	Phase 2 Request
32	Filler	Alphanumeric	40

Record Length = 517

Trailer Record: This is the last record in the file.

	Field Name	Format	Length	Required?	ING SPEC
33	‘T’ (Trailer Record Identifier)	Alpha	1	Y	‘H’ – hard code
34	Dealer Number	Numeric	7	Y	?
35	Number of Detail Records (Format: right justified, zero filled)	Numeric	9	Y	System generated
36	Total Investment Amount (See format note on Detail Record Investment Amount)	Numeric	15.2	Y	System generated sum (12+13+14+15)
37	Total Redemption Amount (See format note on Detail Record Investment Amount)	Numeric	15.2	Y	System generated sum (16+17+18)

Record Length = 51

*Codes to use for line of business:

Social Code	Descriptions
0056	457 Deferred Compensation (Non-CBT)
59	Deferred Compensation/Rabbi Trust (Non-CBT)
76	Retirement Plans/Other (Non-CBT)
0078	403B ER & EE (Non-CBT)
0081	401K (Non-CBT)
83	Simple 401K (Non-CBT)
250	PlanConnect 401(K)
251	PlanConnect Money Purchase
252	PlanConnect Profit Sharing
253	PlanConnect 403(B)
254	PlanConnect 457
255	PlanConnect Non-Qualified
256	PlanConnect Defined Benefit

ER = Employer sponsored

EE = Employee sponsored

CBT = Capital Bank & Trust